                                                Filed Pursuant to Rule 424(b)(3)
                                                              File No. 333-45636

                               SAPIENT CORPORATION

               PROSPECTUS SUPPLEMENT NO. 1 DATED DECEMBER 4, 2000
                   TO THE PROSPECTUS DATED SEPTEMBER 26, 2000

     The information in this prospectus supplement concerning the selling stockholders supplements the statements set forth under the caption "Selling Stockholders" in the prospectus. This prospectus supplement should be read in conjunction with the prospectus, which is required to be delivered with this prospectus supplement.

                         ------------------------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 4 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON STOCK.

                         ------------------------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                         ------------------------------

     The information in the table appearing in the prospectus under the heading "Selling Stockholders" is superseded in part by the information appearing in the attached table:

                                        NUMBER OF       PERCENTAGE OF                         NUMBER OF       PERCENTAGE OF
                                        SHARES OF         SHARES OF          NUMBER OF        SHARES OF         SHARES OF
                                       COMMON STOCK      COMMON STOCK        SHARES OF       COMMON STOCK     COMMON STOCK
                                       BENEFICIALLY      BENEFICIALLY       COMMON STOCK     BENEFICIALLY     BENEFICIALLY
                                        OWNED PRIOR     OWNED PRIOR TO        OFFERED         OWNED AFTER      OWNED AFTER
     NAME OF SELLING STOCKHOLDER       TO OFFERING(1)   OFFERING (1)(2)      HEREBY (1)       OFFERING (2)     OFFERING (2)
-------------------------------------- -------------- ------------------- ---------------- ------------------ -------------
Austin Ventures IV-A, L.P.                 6,717             *                  6,717               0                *

Austin Ventures IV-B, L.P.                14,091             *                 14,091               0                *

Austin Ventures VI, L.P.                  42,796             *                 42,796               0                *

A.V. Partners IV, L.P. (3)               189,286             *                189,286               0                *

Bell Atlantic Asset Mgt Co NYNEX           5,211             *                  5,211               0                *

BFI Retirement Plan                        6,514             *                  6,514               0                *

Brinson-SBC Master Pension Trust           1,628             *                  1,628               0                *

HabourVest Partners IV                     9,770             *                  9,770               0                *

Leeway & Co.                               5,043             *                  5,043               0                *

Lucent Technologies Inc Master            15,928             *                 15,928               0                *
Pension Trust

LASERS                                     3,908             *                  3,908               0                *

The University of Texas: Permanent        20,858             *                 20,858               0                *
University Fund

The University of Texas: Board of          9,728             *                  9,728               0                *
Regents

YMCA                                       1,303             *                  1,303               0                *

Bank of America Capital Corporation        7,479             *                  7,479               0                *

Beade Partners                             1,303             *                  1,303               0                *

Brinson- MAP                                 369             *                    369               0                *

Brinson- VPFIII                            2,887             *                  2,887               0                *

Brinson- Evangelical                       3,908             *                  3,908               0                *

Brinson- State Universities                1,954             *                  1,954               0                *

Courtland Investments                      1,303             *                  1,303               0                *

                                        NUMBER OF       PERCENTAGE OF                         NUMBER OF       PERCENTAGE OF
                                        SHARES OF         SHARES OF          NUMBER OF        SHARES OF         SHARES OF
                                       COMMON STOCK      COMMON STOCK        SHARES OF       COMMON STOCK     COMMON STOCK
                                       BENEFICIALLY      BENEFICIALLY       COMMON STOCK     BENEFICIALLY     BENEFICIALLY
                                        OWNED PRIOR     OWNED PRIOR TO        OFFERED         OWNED AFTER      OWNED AFTER
     NAME OF SELLING STOCKHOLDER       TO OFFERING(1)   OFFERING (1)(2)      HEREBY (1)       OFFERING (2)     OFFERING (2)
-------------------------------------- -------------- ------------------- ---------------- ------------------ -------------
Crossroads Constitution                    6,514             *                  6,514               0                *

First Union Corporation                    6,514             *                  6,514               0                *

Fleet Growth Resources, Inc.               5,537             *                  5,537               0                *

Fleet Equity Partners VII, LP                977             *                    977               0                *

The Ford Foundation                       13,027             *                 13,027               0                *

Liberty Mutual Investment Advisors,       21,807             *                 21,807               0                *
LLC

Mid-west Holdings                          2,605             *                  2,605               0                *

Phoenix Home Life Mutual                   6,514             *                  6,514               0                *

Sovereign Financial- New Mexico            1,303             *                  1,303               0                *

State of Washington Investment Board      48,429             *                 48,429               0                *

Virginia Retirement System                41,915             *                 41,915               0                *

A.V. Partners VI, L.P. (3)               154,186             *                154,186               0                *

Abbott Capital Private Equity Fund II      4,814             *                  4,814               0                *

Abbott-Alaska State Pension                6,018             *                  6,018               0                *
Investment Board

Abbott- Employees Retirement Systems       3,611             *                  3,611               0                *
of Hawaii

Abbott- Illinois Municipal                 3,611             *                  3,611               0                *
Retirement System

Abbott- Utah Retirement Systems            6,018             *                  6,018               0                *

BancBoston-Private Equity Portfolio        3,611             *                  3,611               0                *
Fund, LLC

BancBoston Investments                     1,204             *                  1,204               0                *

Bell Atlantic Master Trust                26,481             *                 26,481               0                *

                                        NUMBER OF       PERCENTAGE OF                         NUMBER OF       PERCENTAGE OF
                                        SHARES OF         SHARES OF          NUMBER OF        SHARES OF         SHARES OF
                                       COMMON STOCK      COMMON STOCK        SHARES OF       COMMON STOCK     COMMON STOCK
                                       BENEFICIALLY      BENEFICIALLY       COMMON STOCK     BENEFICIALLY     BENEFICIALLY
                                        OWNED PRIOR     OWNED PRIOR TO        OFFERED         OWNED AFTER      OWNED AFTER
     NAME OF SELLING STOCKHOLDER       TO OFFERING(1)   OFFERING (1)(2)      HEREBY (1)       OFFERING (2)     OFFERING (2)
-------------------------------------- -------------- ------------------- ---------------- ------------------ -------------
Berea College                              4,814             *                  4,814               0                *

Brinson Partnership Fund - 1999            3,454             *                  3,454               0                *
Primary Fund, LP

Brinson Trust Co as Trustee of the        11,368             *                 11,368               0                *
1999 Primary Fund

Brinson- The 1999 Brinson Ptnrshp          2,522             *                  2,522               0                *
Fund Offshore Srs

Brinson Partnership Fund Program           3,117             *                  3,117               0                *
Entity A

Brinson- EDS Corporation Retirement        6,018             *                  6,018               0                *
Plan

Brinson- Orange County Employees           1,805             *                  1,805               0                *
Retirement Sys

Brinson- State Universities                6,018             *                  6,018               0                *
Retirement System

California Institute of Technology         4,814             *                  4,814               0                *

CALSTRS ( Pathway)                        26,481             *                 26,481               0                *

Crossroads 1997 Asset Allocation I,        1,805             *                  1,805               0                *
LP

Crossroads 1997 Asset Allocation II,       1,204             *                  1,204               0                *
LP

Crossroads 1997 Venture Capital  I,        1,204             *                  1,204               0                *
LP

Crossroads 1997 Venture Programme I,       1,805             *                  1,805               0                *
LP

Crossroads- SBC Master Pension Trust       6,018             *                  6,018               0                *

Dartmouth College                          3,611             *                  3,611               0                *

General Motors Corp                       20,462             *                 20,462               0                *

                                        NUMBER OF       PERCENTAGE OF                         NUMBER OF       PERCENTAGE OF
                                        SHARES OF         SHARES OF          NUMBER OF        SHARES OF         SHARES OF
                                       COMMON STOCK      COMMON STOCK        SHARES OF       COMMON STOCK     COMMON STOCK
                                       BENEFICIALLY      BENEFICIALLY       COMMON STOCK     BENEFICIALLY     BENEFICIALLY
                                        OWNED PRIOR     OWNED PRIOR TO        OFFERED         OWNED AFTER      OWNED AFTER
     NAME OF SELLING STOCKHOLDER       TO OFFERING(1)   OFFERING (1)(2)      HEREBY (1)       OFFERING (2)     OFFERING (2)
-------------------------------------- -------------- ------------------- ---------------- ------------------ -------------
Hamilton Lane-Textron Inc.                 8,425             *                  8,425               0                *

Hamilton Lane- UniSys Corporation          3,611             *                  3,611               0                *

HabourVest Partners V, Partnership        19,086             *                 19,086               0                *
Fund

HabourVest Partners V, Parallel            3,181             *                  3,181               0                *
Partnership Fund

Harvard Management Private Equity         14,443             *                 14,443               0                *
Corporation

JP Morgan Pooled Venture Capital          16,682             *                 16,682               0                *
Inst. Investors

JP Morgan Pooled Venture Capital           1,854             *                  1,854               0                *
Private Investors

Liberty Mutual Investment Advisors,        2,407             *                  2,407               0                *
LLC Sep A/C LP

Phonenix Home Life Mutual Insurance        4,092             *                  4,092               0                *
Co.

Rensselaer Polytechnic Institute           4,814             *                  4,814               0                *

SBC Master Pension Trust                  24,072             *                 24,072               0                *

Tucker Anthony Private Equity Fund         4,814             *                  4,814               0                *
II, LP

William Marsh Rice University              6,018             *                  6,018               0                *

Technologies for Information and
Publishing, L.P.                          88,823             *                 88,823               0                *

Technologies for Information and
Entertainment, L.P.                      185,560             *                185,560               0                *

-------------------
* Less than one percent of the number of shares of common stock outstanding.

     (1) The selling stockholders have sole voting power and investment power with respect to all shares listed as owned by the selling stockholders. Of the total shares of common stock owned by the selling stockholders, a total of 150,334 shares are held in an escrow account to secure indemnification obligations of the former Human Code stockholders to us. It is expected that these shares (less any shares that may be distributed from the escrow account to us in satisfaction of indemnification claims) will be released from escrow and distributed to the selling stockholders on or about August 28, 2001. The number of shares indicated as owned by each selling stockholder includes those shares which such selling stockholder is entitled to receive upon distribution of these shares from the escrow account.

     (2) We do not know when or in what amounts a selling stockholder may offer shares for sale and there can be no assurance that the selling stockholders will sell any or all of the shares offered hereby. Because each selling stockholder may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that will be held by the selling stockholders after completion of the offering, no estimate can be given as to the amount of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered hereby will be held by the selling stockholders.

     (3) Includes 150,334 shares held in the escrow account securing the indemnification obligations of the former Human Code stockholders to us which may be sold by AV Partners IV, L.P. or AV Partners VI, L.P. solely in their capacity as indemnification representatives under the escrow agreement to satisfy certain payment obligations of the former Human Code stockholders to American Stock Transfer & Trust Company as escrow agent.